Exhibit 10.1

INTERIM LOAN AGREEMENT

THIS INTERIM LOAN AGREEMENT (this “Agreement”) is entered into as of the 9th day of October, 2009, by and between ENABLE HOLDINGS, INC., a Delaware corporation (“Borrower”) and HDIBU LLC, THEODORE DEIKEL, an individual, and TALOS PARTNERS LLC, a Delaware limited liability company (collectively, “Lenders”).

Premises

A.           Borrower and Lenders have on this date executed a Confidential Summary of Principal Terms and Conditions for a proposed investment by Lenders in Borrower, under which Lenders would purchase $5,000,000 of newly created preferred stock of Borrower, subject to the negotiation of binding agreements, which the parties are now discussing (the “Investment”).

B.           Borrower requires funds for paying ongoing expenses and costs associated with the ordinary course of its business.

C.           Borrower wishes to establish a line of credit with Lenders for the foregoing purposes, the principal sum of not to exceed $500,000.

D.           Lenders are willing to make the foregoing line of credit available, but only on the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, upon these premises, which are incorporated herein, and for and in consideration of the terms and conditions set forth below, Borrower and each of the Lenders, severally and not jointly, agree as follows:

Article I
Definitions and Interpretation

1.01        Capitalized Terms.  Unless otherwise indicated in this Agreement, capitalized terms used herein have the meanings given below:

(a)         “Borrower’s Knowledge” means the knowledge of any director or officer of Borrower, including facts of which directors and officers, in the reasonably prudent exercise of their duties, should be aware.

(b)         “Commitment” means an aggregate principal amount of $500,000 as more fully described in Section 2.01.

(c)         “Confidential Information” means trade secrets, confidential information, and know-how (including ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

(d)         “Default” has the meaning assigned in Section 6.01 of this Agreement.

(e)          “Disclosure Schedules” has the meaning specified in the preamble to Article IV.

(f)          “Environmental Laws” has the meaning set forth in Section 4.16 of this Agreement.

(g)         “Exchange Act” means the Securities Exchange Act of 1934, any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

(h)         “Infringe” has the meaning set forth in Section 4.15(d) of this Agreement.

(i)           “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures, and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications, and renewals for any of the foregoing; and (v) proprietary computer software (including data, data bases, and documentation).

(j)           “Investment” has the meaning assigned in the premises of this Agreement.

(k)          “Investment Date” has the meaning assigned in Section 2.05 of this Agreement.

(l)           “License Agreement” has the meaning assigned in Section 4.15(b) of this Agreement.

(m)         “Line of Credit” means the line of credit provided for in this Agreement.

(n)         “Material Adverse Effect” as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations, or current or future business of such entity.

(o)         “Note” means that certain Convertible Promissory Note of Borrower evidencing the obligation of Borrower to repay the Line of Credit in the principal amount not to exceed the Commitment and otherwise in form and substance satisfactory to Lenders.

(p)         “Note Rate” has the meaning specified in Section 2.04 of this Agreement.

(q)         “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group (as defined in Section 13(d) of the Exchange Act).

(r)          “Principal Advance” shall mean such sum as requested, in writing, by Borrower to Lender.  In the event of Default, Lender shall not make any additional Principal Advances.

(s)          “SEC Filings” has the meaning specified in Section 4.06 of this Agreement.

(t)          “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

(u)         “Series A Preferred Stock” shall mean shares of Borrower’s stock designated Series A Preferred Stock.

(v)          “Subsidiaries” shall have the meaning set forth in Section 4.01.

(w)         “Transaction Documents” shall have the meaning set forth in Section 2.07.

1.02        Miscellaneous Terms.  All terms not specifically defined have the meanings assigned to such terms by generally accepted definitions.

1.03        Interpretation.  Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Except when the context clearly requires to the contrary:  (a) all references in this Agreement to designated “Sections” are to the designated Sections and other subdivisions of this Agreement; (b) instances of gender or entity-specific usage (e.g., “his,” “her,” “its,” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (c) the word “or” shall not be applied in its exclusive sense, unless the context otherwise requires; (d) “including” shall mean that the items listed are illustrative and not exclusive or limiting; (e) references to laws, regulations, and other governmental rules (collectively, “rules”), as well as to contracts, agreements, and other instruments (collectively, “instruments”), shall mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date of this Agreement) and shall include all successor rules and instruments thereto; (f) references to “$,” “cash,” or “dollars” shall mean the lawful currency of the United States; (g) references to “federal” shall be to laws, agencies, or other attributes of the United States (and not to any state or locality thereof); (h) the meaning of the terms “domestic” and “foreign” shall be determined by reference to the United States; (i) references to “days” shall mean calendar days; references to “business days” shall mean all days other than Saturdays, Sundays, and days that are legal holidays in the state of New York; (j) references to monthly or annual anniversaries shall be to the actual calendar months or years at issue (taking into account the actual number of days in any such month or year); (k) days, business days, and times of day shall be determined by reference to local time in New York; (l) the English language version of this Agreement shall govern all questions of interpretation relating to this Agreement, notwithstanding that this Agreement may have been translated into, and executed in, other languages; (m) whenever in this Agreement a Person or group is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, such Person or group shall be entitled to consider only such interests and factors as it deems appropriate, in its absolute discretion; and (n) whenever in this Agreement a Person or group is permitted or required to make a decision in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

Article II
Line of Credit

2.01        The Commitment.  So long as Borrower is not in Default, and subject to the restrictions set forth in Section 2.02, Lenders agree to make Principal Advances to Borrower from time to time in amounts not to exceed in the aggregate $500,000 pursuant to the terms and conditions of this Agreement.

2.02        Advances.  Principal Advances under the Line of Credit shall be in amounts of $250,000 each transmitted on the next business day after the execution and delivery of this Agreement and thereafter, subject to Lenders’ continuing satisfaction of the term and conditions set forth in this Agreement, on the one-week and two-week anniversaries of the first Principal Advance.

2.03        Restrictions.  Principal Advances made from time to time under the Line of Credit may be used solely for the purposes set forth on Exhibit A.  At the request of Lenders, special disbursal arrangements through escrow or similar third parties will be implemented to Lenders’ reasonable satisfaction to provide for disbursal of Line of Credit proceeds directly to creditors of Borrower.  Evidence of such permissible use and amount satisfactory to Lenders in the exercise of their reasonable judgment shall be supplied to Lenders prior to a Principal Advance.

2.04        Interest Rate.  Amounts owing on the Line of Credit shall accrue interest monthly at an annual interest rate equivalent to the U.S. Prime Rate, which is the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks, (as quoted in the Wall Street Journal) on the last day of each month or the date of each payment, plus 500 basis points (the “Note Rate”).

2.05        Repayment.  The full amount of principal borrowed under this Line of Credit and all accrued interest shall be due and payable on the earlier of: (a) if the Investment is not completed by November 30, 2009 (the “Investment Date”), within 60 days after demand by Lenders; (b) if the Investment is completed on or before the Investment Date, on the Investment Date with proceeds from such Investment; or (c) at the election of Lenders, by conversion into Series A Preferred Stock if the Investment is not completed by the Investment Date.

2.06        Documentation.  The obligation of Borrower to repay the Line of Credit shall be evidenced by the Note, this Agreement, and such other documents, instruments, and agreements as Lenders may deem necessary (the “Transaction Documents”).

Article III
Conditions Precedent

The execution and performance of this Agreement by Lenders, including each and every Principal Advance under the Line of Credit, are subject to the following conditions precedent, unless waived by Lenders:

3.01        Documents.  Borrower shall execute and deliver to Lenders this Agreement, a Note in favor of each of the Lenders in the amount to be advanced by such Lender and all other documents deemed necessary or desirable by Lenders.

3.02        Permissible Use and Amount.  Borrower shall supply evidence of permissible use (as defined in Section 2.03 above) and amount to Lenders prior to a Principal Advance, which shall be satisfactory to Lenders in the exercise of their reasonable judgment.

3.03        Amendment of Charter.  Borrower shall approve an amendment to its certificate of incorporation setting forth the rights, privileges and preferences of its preferred stock and shall use its best efforts to file such amendment within five business days of the Effective Date.

3.04        Acquisition of Warrants.  Borrower shall use its best efforts to obtain an agreement, in a form acceptable to Lenders, to cancel an aggregate of 38,000,000 issued and outstanding common stock purchase warrants issued to certain investors, including Dawn Geras, David Geras, Theodore Deikel and others, which are exercisable at exercise prices of $0.10 or $0.25 per share.

Article IV
Borrower’s Representations and Warranties

In connection with this Agreement and the transactions contemplated hereby, Borrower shall deliver disclosure schedules that shall be correspondingly numbered to the sections of this Article IV (the “Disclosure Schedules”).  The Disclosure Schedules shall contain complete and correct copies, as presently in effect, of all documents, agreements, instruments, arrangements, contracts, commitments, or writings of any nature (including any amendments thereto) that in any way relate to the items listed, described, or disclosed therein.

As an inducement to and to obtain the reliance of Lenders, Borrower hereby represents and warrants that, except as set forth in the Disclosure Schedules delivered herewith:

4.01        Organization, Good Standing, and Qualification.  Each of Borrower and its Subsidiaries is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and to own its properties.  Each of Borrower and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect.  Borrower’s Subsidiaries are reflected in the Borrower’s SEC Filings (as defined below).

4.02        Authorization.  Borrower has full power and authority and has taken all requisite action on the part of the company and its officers, directors, and stockholders necessary for: (a) the authorization, execution, and delivery of the Transaction Documents; (b) authorization of Borrower’s performance of all obligations hereunder or thereunder; and (c) the authorization, issuance (or reservation for issuance), and delivery of the Investment.  The Transaction Documents constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally.

4.03        Capitalization.

(a)           Borrower is authorized to issue: (i) 200,000,000 shares of common stock, $0.001 par value, of which 19,726,678 shares are issued and outstanding as of the date of this Agreement, 70,943,527 shares are reserved for issuance on the exercise of outstanding options and warrants; and (ii) 25,000,000 shares of preferred stock, $0.001 par value per share.  The common stock has the voting powers, designations, preferences, rights, qualifications, limitations, and restrictions set forth in Borrower’s Certificate of Incorporation and amendments thereto.  All of the issued and outstanding shares of Borrower’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable and not issued in violation of the preemptive right of any Person.  The undesignated preferred stock may be issued in such series with the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions as may be duly approved by Borrower’s board of directors.  All of the issued and outstanding shares of Borrower’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in full compliance with applicable law and any rights of third parties.  All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights; were issued in full compliance with applicable law and any rights of third parties; and are owned by Borrower, beneficially and of record, subject to no lien, encumbrance, or other adverse claim.  No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of Borrower.  Except as described above, there are no outstanding warrants, options, convertible securities, or other rights, agreements, or arrangements of any character under which Borrower or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither Borrower nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.03 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements, or other agreements of any kind among Borrower and any of Borrower’s security holders relating to the securities of Borrower held by them.  Borrower has not granted any Person the right to require Borrower to register any securities of Borrower under the Securities Act, whether on a demand basis or in connection with the registration of securities of Borrower for its own account or for the account of any other Person.

(b)           Schedule 4.03 sets forth a true and complete table setting forth the pro forma capitalization of Borrower on a fully diluted basis giving effect to: (i) the issuance of the Series A Preferred Stock; (ii) any adjustments in other securities resulting from the issuance of the Series A Preferred Stock; and (iii) the exercise or conversion of all outstanding securities.  Except as described on Schedule 4.03, the consummation of the Investment will not obligate Borrower to issue shares of common stock or other securities to any other Person (other than Lenders) and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(c)           Borrower does not have outstanding stockholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in Borrower upon the occurrence of certain events.

4.04        Valid Issuance.  The shares of Series A Preferred Stock have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  Borrower has reserved a sufficient number of shares of common stock for issuance upon the conversion of the Series A Preferred Stock, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.05        Consents.  The execution, delivery, and performance by Borrower of the Transaction Documents and the offer, issuance, and sale of the Series A Preferred Stock require no consent of, action by or in respect of, or filing with any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws that Borrower undertakes to file within the applicable time periods.  Borrower has taken all action necessary to exempt the issuance and sale of the Series A Preferred Stock and the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination, or control share law or statute binding on Borrower or to which Borrower or any of its assets and properties may be subject or any provision of Borrower’s Certificate of Incorporation, Bylaws, or any stockholder rights agreement that is or could become applicable to Lenders as a result of the transactions contemplated hereby, including the issuance of the Series A Preferred Stock and the ownership, disposition, or voting of the Series A Preferred Stock by Lenders or the exercise of any right granted to Lenders pursuant to this Agreement or the other Transaction Documents.

4.06        Delivery of SEC Filings; Business.  Borrower has provided Lenders with copies of Borrower’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and all other reports filed by Borrower pursuant to the Exchange Act since the filing of that 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of Borrower pursuant to the Exchange Act for such period.  Borrower and its Subsidiaries are engaged only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of Borrower and its Subsidiaries taken as a whole.

4.07        Use of Proceeds.  The proceeds of the sale of the Series A Preferred Stock hereunder shall be used by Borrower in accordance with Section 2.03.

4.08        No Material Adverse Change.  Since December 31, 2008, except as identified and described in the SEC Filings or as described on Schedule 4.08, there has not been:

(a)           any change in the consolidated assets, liabilities, financial condition, or operating results of Borrower from that reflected in the financial statements included in Borrower’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, except for changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of Borrower, or any redemption or repurchase of any securities of Borrower;

(c)           any material damage, destruction, or loss, whether or not covered by insurance to any assets or properties of Borrower or its Subsidiaries;

(d)           any waiver, not in the ordinary course of business, by Borrower or any Subsidiary of a material right or of a material debt owed to it;

(e)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Borrower or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, or business of Borrower and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)           any change or amendment to Borrower’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which Borrower or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)           any material labor difficulties or labor union organizing activities with respect to employees of Borrower or any Subsidiary;

(h)           any transaction entered into by Borrower or a Subsidiary other than in the ordinary course of business;

(i)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of Borrower or any Subsidiary;

(j)           the loss or threatened loss of any customer that has had or could reasonably be expected to have a Material Adverse Effect; or

(k)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.09        SEC Filings; S-3 Eligibility.

(a)           At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)           Each SEC Filing and any amendment thereto filed by Borrower pursuant to the Securities Exchange Act and the rules and regulations thereunder, as of the date such report or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.10        No Conflict, Breach, Violation, or Default.  The execution, delivery, and performance of the Transaction Documents by Borrower and the issuance and sale of the Series A Preferred Stock will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under: (a) Borrower’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (copies of which have been provided to Lenders before the date hereof); (b) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Borrower, any Subsidiary, or any of their respective assets or properties; or (c) any agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11        Tax Matters.  Borrower and each Subsidiary have timely prepared and filed all tax returns required to have been filed by Borrower or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals, and reserves on the books of Borrower in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Borrower or any Subsidiary nor, to Borrower’s Knowledge, any basis for the assessment of any additional taxes, penalties, or interest for any fiscal period or audits by any federal, state, or local taxing authority except for any assessment that is not material to Borrower and its Subsidiaries taken as a whole.  All taxes and other assessments and levies that Borrower or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to Borrower’s Knowledge, threatened against Borrower or any Subsidiary or any of their respective assets or property.  Except as described on Schedule 4.11, there are no outstanding tax-sharing agreements or other such arrangements between Borrower and any Subsidiary or other corporation or entity.

4.12        Title to Properties.  Except as disclosed in the SEC Filings, Borrower and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, Borrower and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13        Certificates, Authorities, and Permits.  Borrower and each Subsidiary possess adequate certificates, authorities, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, or permit that, if determined adversely to Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14        No Labor Disputes.  No material labor dispute with the employees of Borrower or any Subsidiary exists or, to Borrower’s Knowledge, is imminent.

4.15        Intellectual Property.

(a)           All Intellectual Property of Borrower and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs, and payments of fees) and is valid and enforceable.  No Intellectual Property of Borrower or its Subsidiaries that is necessary for the conduct of their respective businesses, as currently conducted or as currently proposed to be conducted, has been or is now involved in any cancellation, dispute, or litigation and, to Borrower’s Knowledge, no such action is threatened.  No patent of Borrower or its Subsidiaries has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(b)           All of the licenses and sublicenses and consent, royalty, or other agreements concerning Intellectual Property that are necessary for the conduct of Borrower’s and each of its Subsidiaries’ respective businesses, as currently conducted or as currently proposed to be conducted, to which Borrower or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of Borrower or its Subsidiaries that are parties thereto and, to Borrower’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition that will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by, Borrower or any of its Subsidiaries under any such License Agreement.

(c)           Borrower and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of their respective businesses, as currently conducted or as currently proposed to be conducted, and for the ownership, maintenance, and operation of their respective properties and assets, free and clear of all liens, encumbrances, adverse claims, or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of business.  Borrower and its Subsidiaries have a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in their respective businesses.

(d)           The conduct of Borrower’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and to Borrower’s Knowledge, the Intellectual Property and Confidential Information of Borrower and its Subsidiaries that are necessary for the conduct of Borrower’s and each of its Subsidiaries’ respective businesses, as currently conducted or as currently proposed to be conducted, are not being Infringed by any third party.  There is no litigation or order pending or outstanding, or to Borrower’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity, or enforceability of any Intellectual Property or Confidential Information of Borrower and its Subsidiaries and Borrower’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and to Borrower’s Knowledge, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of, or restriction on Borrower’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information that is necessary for the conduct of Borrower’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)           All software owned by Borrower or any of its Subsidiaries and, to Borrower’s Knowledge, all software licensed from third parties by Borrower or any of its Subsidiaries: (i) is free from any material defect, bug, virus, or programming, design, or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(g)           Borrower and its Subsidiaries have taken reasonable steps to protect their rights in their respective Intellectual Property and Confidential Information.  Each employee, consultant, and contractor who has had access to Confidential Information that is necessary for the conduct of Borrower’s and each of its Subsidiaries’ respective businesses, as currently conducted or as currently proposed to be conducted, has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with Borrower’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of Borrower’s or its Subsidiaries’ Confidential Information to any third party.

4.16        Environmental Matters.  Neither Borrower nor any Subsidiary: (a) is in violation of any statute, rule, regulation, decision, or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal, or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”); (b) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws; (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and (d) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability, or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to Borrower’s Knowledge, threatened investigation that might lead to such a claim.

4.17        Litigation.  Except as described on Schedule 4.17, there are no pending actions, suits, or proceedings against or affecting Borrower, its Subsidiaries, or any of its or their properties; and to Borrower’s Knowledge, no such actions, suits, or proceedings are threatened or contemplated.

4.18        Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of Borrower as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of Borrower included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither Borrower nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19        Insurance Coverage.  Borrower and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by Borrower and each Subsidiary, and Borrower reasonably believes such insurance coverage to be adequate against all liabilities, claims, and risks against which it is customary for comparably situated companies to insure.

4.20        OTCBB Compliance.  Borrower’s common stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Over-the-Counter Bulletin Board (“OTCBB”), and Borrower has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the common stock under the Exchange Act or delisting the common stock from the OTCBB, nor has Borrower received any notification that the SEC or FINRA is contemplating terminating such registration or listing.  Borrower is not aware of any facts or circumstances that might reasonably be expected to give rise to any of the foregoing.

4.21        Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon Borrower, any Subsidiary, or Lenders for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of Borrower, other than as described in Schedule 4.21.

4.22        No Directed Selling Efforts or General Solicitation.  Neither Borrower nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Investment.

4.23        No Integrated Offering.  Neither Borrower nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Borrower security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Borrower on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Investment under the Securities Act.

4.24        Private Placement.  The offer and sale of the Investment to Lenders as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.25        Questionable Payments.  Neither Borrower nor any of its Subsidiaries nor, to Borrower’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents, or other Persons acting on behalf of Borrower or any Subsidiary, has on behalf of Borrower or any Subsidiary or in connection with their respective businesses:  (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Borrower or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of any nature.

4.26        Transactions with Affiliates.  Except as disclosed in SEC Filings made on or prior to the date hereof or as disclosed on Schedule 4.26, none of the officers or directors of Borrower and, to Borrower’s Knowledge, none of the employees of Borrower is presently a party to any transaction with Borrower or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to Borrower’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

4.27        Internal Controls.  Borrower and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.28        Disclosures.  Borrower confirms that neither it nor any person acting on its behalf has provided Lenders or their respective agents or counsel with any information that Borrower believes constitutes material, nonpublic information.  Borrower understands and confirms that Lenders will rely on the foregoing representations and covenants in effecting transactions in securities of Borrower.  The written materials delivered to Lenders in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Article V
Affirmative Covenants

5.01        Additional Documents.  Borrower promises and agrees to execute promptly, upon Lenders’ request, all additional documents and instruments deemed by Lenders necessary or desirable to accomplish the transaction contemplated by this Agreement.

5.02        Compliance with Law.  Borrower promises and agrees to comply with all statutes, laws, and governmental rules, regulations, and orders applicable to its businesses and properties, provided that nothing herein shall require compliance with any statute or governmental rule, regulation, or order if the administering governmental authority has granted a formal extension of time for compliance therewith, or if the validity of such statute, rule, regulation, or order, as applied to Borrower, is being contested in good faith and by appropriate means and Borrower provides to Lenders assurances satisfactory to Lenders that Lenders’ interest will not thereby be jeopardized.

5.03        Notice of Material Change.  Borrower promises and agrees to promptly notify Lenders of Borrower’s violation of any term, promise, covenant, or agreement to or with Lenders; any material change in Borrower’s property, business, or affairs; any change in the location of Borrower’s place of business; and any other event or matter (including offers, requests, or demands to purchase properties, merge, or liquidate) that may have a Material Adverse Effect on the debts, liabilities, or obligations of Borrower to Lenders.

5.04        Use of Proceeds.  Borrower promises and agrees to use the proceeds from the Line of Credit solely as set forth in Section 2.03.

5.05        Information.  Borrower promises and agrees to submit to Lenders such financial statements, information, budgets, and reports regarding its financial status and business plans as Lenders may request from time to time.

Article VI
Negative Covenants

6.01        Misrepresentations.  Borrower will not, directly or indirectly, furnish any document to Lenders that contain any untrue statement of material fact or omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

6.02        Assignment of Commitment.  Borrower will not, directly or indirectly, unless approved in writing by Lenders in advance, assign or attempt to assign its rights or obligations under this Agreement or any documents executed in connection with this Agreement.

Article VII
Defaults and Remedies

7.01        Default.  Time being of the essence, any of the following events shall constitute a Default by Borrower:

(a)           Borrower’s failure to pay within five days of the due date thereof any debt, or installment thereof, owing to Lenders, including failure to pay when due all sums advanced under this Agreement;

(b)           failure of Borrower or members of Borrower to timely comply with any other covenant, term, or condition in this Agreement or any other agreement with Lenders within 10 days after written notice by Lenders;

(c)           any material representation or warranty made by or on behalf of Borrower herein or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made;

(d)           entry or filing of any judgment, levy, execution, writ or warrant of attachment, or of any similar process against Borrower or against Borrower’s properties that for a period of 15 days or more remains unsatisfied or as to which adequate protection shall not be afforded by Borrower to Lenders within said 15 days by indemnity satisfactory to Lenders;

(e)           institution of bankruptcy, reorganization, arrangement, or insolvency proceedings or other proceedings for relief under any bankruptcy or similar laws for the relief of debtors by or against Borrower  that if instituted against Borrower, is consented to or is not dismissed within 60 days after such institution;

(f)           Borrower’s breach of any obligation owed to Lenders under the Note without Lenders’ prior written consent; and

(g)           the nonacceptance by Lenders of any document, matter, or fact requiring Lenders’ approval, acceptance, or consent; provided, however, that a determination by Lenders under Section 2.03 that an intended expenditure by Borrower is not a permissible use or amount shall not constitute an event of Default hereunder, but shall allow Lenders to not make Principal Advances to Borrower with respect to the subject requested payment.

7.02        Remedies.  Upon the occurrence of an event of Default, or at any time thereafter that an event of Default shall be continuing, Lenders may, at their option: (a) declare the unpaid principal balance of the Note, together with interest accrued thereon, to be immediately due and payable, and proceed to enforce payment of the same; (b) exercise any of the remedies provided for under this Agreement; or (c) exercise any remedies available to Lenders under applicable law.

7.03        Legal Expenses.  In the event of any Default under this Agreement, Lenders shall be entitled to collect from Borrower, on demand, all fees and expenses incurred in connection therewith, including fees of attorneys, accountants, appraisers, consultants, expert witnesses, arbitrators, mediators, and court reporters.  Without limiting the generality of the foregoing, in the case of an event of Default hereunder, Borrower shall pay all such costs and expenses incurred in connection with:  (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower or another party liable for any of the obligations of this Agreement or the Line of Credit or any party having any interest in any security for any of those obligations; (c) post-judgment collection proceedings; (d) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing, whether or not they arise out of or are related to this Agreement or any security for the Line of Credit; (e) all preparation for any of the foregoing; and (f) all settlement negotiations with respect to any of the foregoing.  In the event that any dispute arises relating to the interpretation, enforcement, or performance of this Agreement, other than an event of Default, that is resolved by a judicial or arbitration proceeding, the prevailing party shall be entitled to collect from the nonprevailing party, on demand, all fees and expenses incurred in connection therewith, including fees of attorneys, accountants, appraisers, consultants, expert witnesses, arbitrators, mediators, and court reporters in any of the proceedings described in the immediately preceding sentence.

Article VIII
Miscellaneous

8.01        Notices.  Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to Lenders, as follows:                  Hdibu LLC
[address 1]
[address 2]
[facsimile]
[e-mail]

Theodore Deikel
[address 1]
[address 2]
[facsimile]
[e-mail]

Talos Partners LLC
667 Madison Avenue
16th Floor
New York, NY  10065
Facsimile: 212-823-0540
E-mail: r.brazell@talospartners.com

If to Borrower, as follows:               Enable Holdings, Inc.
1140 W. Thorndale Avenue
Itasca, IL  60143-1335

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

8.02        Survival.  All covenants, representations, and warranties made by Borrower in this Agreement shall survive the execution and delivery of this Agreement and the making of the Line of Credit.

8.03        Governing Law.  Borrower agrees that the law of the state of New York (exclusive of principles of conflicts of law) shall be applicable for the purpose of construing this Agreement, determining the validity hereof, and enforcing the same.  Borrower hereby consents to the jurisdiction of the courts of the state of New York or to any federal court setting in the state of New York.

8.04        Payments.  All payments of principal and interest due hereunder shall be made in U.S. dollars and shall be deemed made only when received by Lenders in immediately available funds.

8.05        No Waiver.  No delay or omission to exercise any right, power, or remedy accruing to Lenders upon any breach or Default of Borrower shall impair such rights, powers, or remedies of Lenders, nor shall it be construed to be a waiver of any such breach or Default, or an acquiescence therein, or of any similar breach or Default thereafter occurring; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of Lenders of any breach or Default must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies shall be cumulative and not alternative.  Nothing herein shall be deemed any waiver or prohibition of Lenders’ rights of banker’s lien or setoff.

8.06        Assignment.  Lenders reserve the right to transfer or assign any or all of its right, title, and interest under this Agreement, including participation in all or any part of the Line of Credit.  This Agreement may not be assigned by Borrower without Lenders’ prior written consent.

8.07        Invalidity.  If any term, condition, or provision of this Agreement or the Transaction Documents shall be held invalid for any reason, such offending term, condition, or provision shall be stricken therefrom, and the remainder shall not be affected.

8.08        Usury.  If a court of competent jurisdiction determines that the interest rate being charged under this Agreement exceeds the lawful maximum rate of interest, then, there shall be charged instead only the maximum rate of interest permitted by New York law (or by agreement of the parties under New York law) during the period when the rate herein stated is deemed excessive.  Borrower acknowledges that as of the date of this Agreement there is no maximum rate of interest set by New York law on a loan of this type.

8.09        Entire Agreement.  This Transaction Documents constitute the complete and final expression of the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings between the parties.  This Agreement may be amended only by a written instrument signed by an authorized representative of each Lender.

8.10        Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

LENDERS:

HDIBU LLC

By:
Name:
Title:

THEODORE DEIKEL

By:
Name:
Title:

TALOS PARTNERS LLC

By:
Name:
Title:

BORROWER:

ENABLE HOLDINGS, INC.

By:
Name:
Title: